Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Fulton Financial Corporation 401(k) Retirement Plan
Lancaster, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-76600, 333-76594, 333-135839, 333-168237, 333-189457 and 333-236579) of Fulton Financial Corporation of our report dated June 18, 2025, relating to the financial statements and supplemental schedule of Fulton Financial Corporation 401(k) Retirement Plan which appear in this Form 11-K for the year ended December 31, 2024.
/s/ BDO USA, P.C.

Philadelphia, Pennsylvania
June 18, 2025